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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2013

HELMER DIRECTIONAL DRILLING CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53675	20-5567127
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

2845 Snowflake Dr. Boise, Idaho	83706
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (208) 761-5970

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 10, 2013, Roger Gill was appointed to the Board of Directors of Helmer Directional Drilling Corp. (the “Company”). A summary of Mr. Gill’s background and experience is as follows:

Roger Gill, 66, Director. Mr. Gill is a certified engineering geologist with Washington State, and currently employed with Construction Special Inspection (“CSI”) in the position of Geologist/Laboratory Manager. Prior to joining CSI in September, 2011, Mr. Gill was employed by Hammond Collier Wade Livingstone from June, 1993 to September, 2011 in the same position. Mr. Gill also has 39 years of diverse experience in the mining industry as an exploration geologist with several major mining companies and as a geological consultant. Since June, 2008, Mr. Gill has consulted for Lovitt Resources, Inc. on both the Lovitt Mine and the Wenatchee Gold Belt in Washington State.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Helmer Directional Drilling Corp.

Date: July 12, 2013	By:	/s/ Paul Donaldson
Paul Donaldson Chief Executive Officer